UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2011

American Realty Capital Trust III, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-170298	27-3515929
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On September 30, 2011, American Realty Capital Trust III, Inc. (the “Company”), through its sponsor American Realty Capital II, LLC, closed its acquisition of a fee simple interest in two Advance Auto Parts stores located in Houston, Texas (the “Properties”), at a purchase price of approximately $3.1 million, excluding closing costs.  The sellers of the Properties were Oakley Investments, LLC and Coit Properties, LLC.  Neither of the sellers has a material relationship with the Company and the acquisition was not an affiliated transaction.

The tenant of the Properties is Advance Stores Co., Inc., a wholly-owned subsidiary of Advance Auto Parts, Inc. (NYSE: AAP).  Advance Auto Parts, Inc. has guaranteed the tenant’s obligations under the leases.  The Properties total 13,471 square feet, and the leases for the Properties each have a 15-year term with no rental escalations and with an average of 10 years remaining.  The leases are double net, whereby we are responsible for repairs and replacement costs to the foundation and structure and Advance Stores Co., Inc. is required to pay substantially all other operating expenses, in addition to base rent.  The aggregate annualized rental income for the Properties will be approximately $252,000, or approximately $18.71 per rentable square foot.

The Company funded the acquisition of the property, exclusive of closing costs, with proceeds from the sale of its common stock.  The Company may seek to obtain financing on the property post-closing.  However, there is no guarantee that it will be able to obtain financing on terms it believes are favorable, or at all.

Advance Auto Parts, Inc. operates as a retailer of automotive aftermarket parts, accessories, batteries, and maintenance items. The company’s operations are divided into two segments: Advance Auto Parts (AAP) and Autopart International (AI). The AAP segment operates stores which primarily offer auto parts, including, among other items, alternators, batteries, chassis parts, clutches, engines and engine parts, radiators, starters, and transmissions. The AI segment operates stores that provide replacement parts for domestic and imported cars and light trucks in northeast and Mid-Atlantic regions, as well as to warehouse distributors in North America. The company was founded in 1929 and is based in Roanoke, Virginia.

A copy of the press release announcing the acquisition of the property is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired (Lessees)

Set forth in this Item 9.01(a) are summary financial statements of the parent guarantor to the lessee of the Properties described under Item 2.01 of this Current Report on Form 8-K.

Advance Auto Parts, Inc. currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding Advance Auto Parts, Inc. are taken from such filings:

	Twenty-Eight	Year Ended
(Amounts in Thousands)	Week Period Ended July 16, 2011 (Unaudited)	January 1, 2011 (Audited)	January 2, 2010 (Audited)	January 3, 2009 (Audited)
Statements of Operations Data
Net Sales	$3,377,902	$5,925,203	$5,412,623	$5,142,255
Operating income	374,904	584,933	454,385	414,927
Net income	222,690	346,053	270,373	238,038

	July 16, 2011 (Unaudited)	January 1, 2011 (Audited)	January 2, 2010 (Audited)	January 3, 2009 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$3,603,468	$3,354,217	$3,072,963	$2,964,065
Total current liabilities	2,086,035	1,848,049	1,466,027	1,364,994
Long-term debt	565,420	300,851	202,927	455,161
Other long -term liabilities	187,735	165,943	121,644	68,744
Total stockholders’ equity	764,278	1,039,374	1,282,365	1,075,166

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release dated October 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST III, INC.

Date: October 6, 2011	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and Chairman of the Board of Directors